                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Massachusetts Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-35987 of our report dated September 4, 1998 appearing in the annual report to the shareholders of the Merrill Lynch Massachusetts Municipal Bond Fund for the year ended July 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 5, 1998